Exhibit 4.1

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

PS MARINA INVESTORS I, a California Limited Partnership

The Amended and Restated Agreement of Limited Partnership (the “Agreement”) is made and entered into as of the 16th day of November, 1988 by and among PS Marina Investors, Inc., a California corporation (“Corporate General Partner”) and B. Wayne Hughes (“Hughes”) as General Partners and the undersigned Limited Partners. Certain capitalized terms used herein are defined in Article V.

I

FORMATION AND RESTATEMENT OF

AGREEMENT OF LIMITED PARTNERSHIP

On January 6, 1988, the date of filing of the Certificate of Limited Partner-ship referred to in Article II, the Corporate General Partner, Hughes and Recker/Miles Associates (the “Original General Partners”) and the original Limited Partner formed a limited partnership (the “Partnership”) pursuant to the provisions of the California Revised Limited Partnership Act as set forth in Title 2, Chapter 3 of the Code upon the terms and conditions set forth in an Agreement of Limited Partnership dated as of December 29, 1987, by and among the Original General Partners and PS Marina Investors, Inc., as original Limited Partner. On April 1, 1988, with the filing of the Amendment to Certificate of Limited Partnership referred to in Article II, and the execution of the First Amendment to Agreement of Limited Partnership dated as of April 1, 1988 by and among the Original General Partners and the original limited partner, Recker/Miles Associates resigned as a general partner of the Partnership. This Agreement amends and restates in its entirety that Agreement of Limited Partnership and the First Amendment to Agreement of Limited Partnership.

II

CERTIFICATE OF LIMITED PARTNERSHIP

A “Certificate of Limited Partnership” on Form LP-1 pursuant to Section 15621 of the Code was filed with the California Secretary of State on January 6, 1988 and amended on April 1, 1988. The General Partners will record or file such certificate in those public offices as is required under applicable law or deemed appropriate by the General Partners. Further, the Partnership will be qualified as a foreign limited partnership in those jurisdictions where required by law or where deemed advisable by the General Partners.

III

NAME AND PRINCIPAL PLACE OF BUSINESS

The name of the Partnership is “PS Marina Investors I, a California Limited Partnership” and its office and principal place of business shall be 1015 Grandview Avenue, P.O. Box 25050, Glendale, California 91201-5050, and thereafter such other place or places as the General Partners may from time to time determine. The General Partners shall promptly notify the Limited Partners of any change in the Partnership’s principal place of business.

IV

TERM OF PARTNERSHIP -

The Partnership shall commence as of January 6, 1988 and shall continue for a period ending the earlier of:

a. December 31, 2038.

b. The date on which the Partnership is dissolved by the parties in accordance with the terms of this Agreement; or

c. The date on which the Partnership is dissolved by operation of law or judicial decree.

V

DEFINITIONS

As used in this Agreement, the following definitions shall be used, and it is the intent of the parties that these definitions shall control over the same or similar definitions set forth in Section 15611 of the Code.

5.1 “Acquisition Expenses” shall mean all expenses incurred by the Partner-ship in acquiring properties (other than Acquisition and Development Fees) including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to the selection and acquisition of properties whether or not acquired.

5.2 “Acquisition and Development Fees” shall mean the total of all fees and commissions paid by any party in connection with the purchase or development of property by the Partnership, except a Development Fee paid to a person who is not an affiliate of the General Partners in connection with the actual development of a project after acquisition of the property by the Partnership. Included in the computation of such fees or commissions shall be any real estate commission, acquisition fee, finder’s fee, selection fee, Development Fee, nonrecurring management fee, or any fee of a similar nature, however designated. As used in this Agreement, “Acquisition Fees” mean Acquisition and Development Fees in connection with the acquisition of existing properties and “Development Fees” mean Acquisition and Development Fees in connection with the development of properties or the improvement of existing properties. ‘Development Fee” includes a fee for the packaging of a property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

5.3 “Adjusted Capital Investment” shall mean the “Capital Contribution” attributable to a Limited Partner’s Units reduced by the aggregate of any distributions in respect of such Units other than distributions from Cash Flow from Operations.

5.4 “Affiliate” of a person shall mean (a) any person directly or indirectly controlling, controlled by or under common control with such person, (b) any person owning or controlling 10% or more of the outstanding voting securities of such per-son, (c) any officer, director, general partner, trustee or anyone acting in a substantially similar capacity as to such person, or (d) any person who is an officer, director, general partner, trustee or holder of 10% or more of the voting securities or beneficial interests of any of the foregoing.

5.5 ‘Assignee” shall mean a person who has acquired a Limited Partner’s beneficial interest in one or more Limited Partnership Units and has not become a substituted Limited Partner.

5.6 “Capital Contribution” shall mean, for each Limited Partner, the amount of cash initially contributed to the Partnership ($2,500 per Unit), plus subsequent installment payments of principal that are to be made on that Partner’s Promissory Note (aggregating $2,500 per Unit). Thus, the aggregate Capital Contribution per Unit will be $5,000, not withstanding that, as provided in Section 8.1 hereof, the actual amount contributed for certain Units may be less than $5,000 per Unit. The Capital Contribution shall not include amounts paid to any person with respect to any assignment of one or more Units or any interest in the Units or to any substitution of a Limited Partner. The term “Capital Contribution” means, for the General Partners, the aggregate $1,000 cash contribution to the Partnership made by the General Partners.

5.7 ‘Cash Flow from Operations” shall mean total cash receipts of the Partnership from the operations of the Partnership’s business, which includes, but is not limited to, cash receipts from the rental of the Partnership’s properties, and which excludes Cash from Sales or Refinancing, less: (i) all operating expenses other than non-cash expenses such as depreciation and amortization; (ii) all principal and interest payments on any loans or advances ; (iii) any sums expended for capital improvements or replacements (excluding amounts paid from funds provided by Capital Contributions) and (iv) a cash reserve for working capital or other purposes, the amount of which shall be determined by the General Partners.

5.8 “Cash from Sales or Refinancing” shall mean net proceeds to the Partnership of all sales, exchanges and refinancings of its properties, less payment of indebtedness relating to such properties and tdequatc cash reserves from such net proceeds for other obligations of the Partnership for which there is no provision; how-ever, Cash from Sales or Refinancing shall not include any proceeds reinvested in properties.

5.9 “Code” shall mean the California Corporations Code as in effect from time to time.

5.10 “Cumulative Preference” shall mean at any time during the term of the Partnership with respect to each Limited Partner an amount equal to the sum of (i) a 9% return on such Limited Partner’s Weighted Capital Investment for the period beginning on the date of commencement of the Partnership’s offering and ending on the last day of the first full calendar year following said date, (ii) a 10% return on such Limited Partner’s Weighted Capital Investment for the second full calendar year following the date of commencement of the Partnership’s offering, and (iii) an 11% return on such Limited Partner’s Weighted Capital Investment for the third full calendar year following the date of commencement of the Partnership’s offering, such sum to be reduced by the sum of all distributions received by such Limited Partner pursuant to Section 10.2 of this Agreement.

5.11 “Front-End Fees” shall mean the total of all fees and expenses paid by any party for any services rendered during the Partnership’s organizational or acquisition phase relating to the organization of the Partnership or the acquisition of its properties or investments, including all Organization and Offering Expenses, Acquisition and Development Fees, Acquisition Expenses and any other similar fees.

5.12 “General Partners” shall mean the Corporate General Partner and Hughes or any other person or persons who succeeds either or both of them in that capacity.

5.13 “Investment in Properties” shall mean the amount of aggregate “Capital Contributions” expended for the purchase, development, construction or improvement of properties acquired by the Partnership (including the purchase of properties, working capital reserves allocable thereto, except that working capital reserves in excess of 5% of the gross offering proceeds shall not be included), and other cash payments such as interest and taxes paid upon the purchase of a property but excluding “Front-End Fees.”

5.14 “Limited Partners” shall mean the persons signing this Agreement as limited partners, and to any other persons who are admitted to the Partnership as additional or substituted Limited Partners. All Limited Partners shall be of the same class and have the same rights.

5.15 “Majority Vote” shall mean the affirmative vote or written consent of Limited Partners (or those deemed to have the interest of Limited Partners) then owning of record more than 50% of the outstanding Units of the Partnership. This definition shall control over the definition of “Majority-in-interest of the limited partners” found in Section 1561 1(1) of the Code.

5.16 “Net Profit” or “Net Loss” of the Partnership means the net income or net loss of the Partnership from operations as determined for federal income tax purposes incorporating the accrual method of accounting, applied on a consistent basis throughout the period for which Net Profit or Net Loss is determined, excluding (i) gains realized and losses incurred on the sale or disposition of the Partnership’s assets and (ii) for interest income, if any, imputed to the Partnership with respect to the Promissory Notes.

5.17 “Note Capital Contribution” shall mean that portion of a Limited Partner’s Capital Contribution evidenced by the Promissory Note.

5.18 “Organization and Offering Expenses” shall mean those expenses incurred in connection with and in preparing the Partnership for registration and subsequently offering and distributing it to the public, including sales commissions and due diligence expenses paid to broker-dealers in connection with the distribution of the Partnership’s Units and all advertising expenses.

5.19 “Partners” shall mean collectively the General Partners and the Limited Partners, and reference to a “Partner” shall be to any one of the Partners.

5.20 “Partnership” shall mean the Limited Partnership created under this Agreement.

5.21 “Person” shall mean any natural person, partnership, corporation, association or other legal entity, including without limitation qualified pension and profit sharing trusts.

5.22 “Permanent Indebtedness” means indebtedness encumbering Partnership properties, the principal amount of which is scheduled to be paid over a period of not less than 48 months, excluding any portion of the principal amount which is scheduled to be paid during the first 24 months.

5.23 “Program” shall mean a limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest or interests in real property.

5.24 ‘Promissory Note” shall mean the full recourse promissory note of the Limited Partner in the form appearing in the Subscription Agreement.

5.25 “Purchase Price” shall mean the price paid for a property or investment whether consisting of cash, secured or unsecured promissory notes, other property, the outstanding balance of mortgage loans to which the property is subject at the date of acquisition or other consideration (including payments in respect of Acquisition and Development Fees, but excluding points and prepaid interest).

5.26 “Sponsor” shall mean (i) any Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership, (ii) any Person who will manage or participate in the management of the Partnership, including Westrec Properties, Inc. and Public Storage, Inc., or (iii) any Affiliate of any such Persons. “Sponsor” shall not include (i) a Person whose only relation with the Partnership is that of an independent property manager or (ii) wholly-independent third parties, such as attorneys, accountants and underwriters, whose only compensation is for professional services rendered in connection with the offering of Units.

5.27 “Substituted Limited Partner” shall mean a person admitted to all of the rights of a Limited Partner who has deeded or assigned his interest in the Partner-ship.

5.28 ‘Unit” shall mean the interest entitling the holder thereof to all the rights and benefits under this Agreement including, but not limited to, an interest in the income, loss and distributions of the Partnership, without regard to the capital accounts of the Partners (computed in accordance with Section 8.5a hereof). Each Unit shall be deemed to represent an obligation to make a Capital Contribution of $5,000.

5.29 “Unit Certificate” shall mean the instrument adopted by the General Partners to represent the Units held by a Limited Partner.

5.30 “Weighted Capital Investment” as to a Unit with respect to any calendar year shall mean the average total Capital Contributions paid, reduced by any returns of capital pursuant to Section 8.2, in respect of such Unit as of each day in such calendar year.

VI

PURPOSE OF PARTNERSHIP AND INVESTMENT OBJECTIVES

6.1 Purpose and Investment Objectives. The Partnership has been organized primarily to acquire and improve existing marinas and related facilities and, to a lesser extent, to develop marina facilities. The Partnership will operate such properties with the objectives of distributing among the Partners (to the extent allowed by sound business judgment) cash distributions which may be treated as a return of capital and providing capital growth. The properties referred to in this Section 6.1 are sometimes referred to as the Partnership’s “properties.” This specification of a particular business shall not be deemed a limitation upon the general powers of the Partnership.

6.2 Restrictions on Investment Objectives. The following restrictions on investment objectives shall be observed:

a. Pending initial investment of its funds, or to provide a source from which to meet contingencies, the Partnership may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, certificates of deposit, short-term debt obligations and interest bearing accounts.

b. In connection with the initial acquisition, improvement or development of assets, until the end of a three-year period following the final closing of the offering of Units described in Section 7.2, the Partnership shall not incur Permanent Indebtedness in an amount in excess of 50% of the aggregate amount (including all Acquisition and Development Fees) invested in all of the properties. Partnership Indebtedness shall not at any time exceed the sum of (i) 85% of the aggregate Purchase Prices of all properties that have not been refinanced and (ii) 85% of the aggregate values (as determined by the lender at the date of refinancing) of all properties that have been refinanced. The restrictions in this Section 6.2b shall also apply to the Partnership’s right to obtain long-term unsecured loans but shall not apply to short-term unsecured loans. For purposes of this Section 6.2b, “Partnership Indebtedness” shall include the principal of any loan, together with any interest that may be deferred under the terms of the loan agreement which exceeds 5% per year of the principal balance of such indebtedness (excluding contingent participation in income and/or appreciation in the value of the property).

c. Unimproved or non-income producing property shall not be acquired except for the purpose of development as marina facilities.

d. The Partnership shall not engage in any material trading activities with respect to Partnership properties.

e. Unless the investment is a lease of the type referred to in sub-paragraph j. below, the Partnership shall not invest in investment partnerships or joint ventures unless (i) it acquires a controlling interest in such partnerships or joint ventures, it being understood that for such purpose, ‘control” need not represent an interest in excess of 50% in capital or profits, but may result from provisions in the governing partnership agreement or related documents giving the Partnership certain basic rights which are tantamount to control or which preclude control by any other person, including without limitation, the right to compel ar veto the development, sale, lease, refinancing, expansion or major capital expenditure of such partnerships or joint ventures (although after a period of time, the other party may also have the right to compel the sale of a property), and (ii) duplicate property management or other fees which would cause a total of all such fees to exceed the limits contained in this Agreement arc avoided. If the Partnership invests jointly with an Affiliate (including the General Partners), any such joint investment shall be subject to the following additional limitations: (i) the Partnership and such Affiliate have investment objectives that are identical in all material respects, (ii) the Partnership’s investment is on the same terms as the investment of such Affiliate (other than the size of their respective interests), (iii) the compensation to the General Partners is substantially identical to the compensation received by the general partners of such affiliates and (iv) each of the Partnership and such Affiliate has a right of first refusal to acquire the other’s interest in the event of a sale.

f. The Partnership may finance the purchase by the Partnership of real property by use of a “wrap-around” or “all-inclusive” note and mortgage or deed of trust under which the General Partners or any Affiliate is the obligee or secured party if (i) neither the General Partners nSr any Affiliate receives interest on the amount of the underlying obligation in excess of that payable to the lender on such underlying obligation; (ii) the Partnership receives credit on its obligation under the all-inclusive note for payments made directly on the underlying obligation; (iii) all payments on the underlying obligation shall be made directly by the Partnership or, in the alternative, payments by the Partnership on the all-inclusive note are made to a third party collecting agent which in turn disburses such payments, first to the holder of such underlying obligation, and thereafter to the holder of the all-inclusive note; and (iv) no prepayment charge or penalty shall be included therein except to the extent of any prepayment charge or penalty in the note, mortgage or deed of trust evidencing and securing the underlying obligation.

g. The Partnership shall not reinvest Cash Flow from Operations or any proceeds from the sale of a property, except that if (i) prior to December 33, 1991, the Partnership sells or disposes of any of its properties by virtue of casualty, condemnation or other extraordinary event which, in the judgment of the General Partners, make a sale in the best interests of the Partnership, or (ii) the Partnership requires funds to exercise an option to acquire property under lease or to purchase from any co-venturer an interest in a property that the Partnership owns jointly with such person, the Partnership may either distribute the net proceeds of such sale to the Partners or may reinvest such proceeds, provided, however, that in any event a portion of the proceeds sufficient to cover any increase in the Limited Partners’ Federal and state income taxes attributable to the sale (assuming a 35% combined Federal and state maximum tax bracket) and not covered by other tax sheltered distributions from the Partnership relating to the year of sale shall be distributed in time to pay such increase. In the event that, during the three-year period following the final closing of the Partnership’s offering of Units, the Partnership refinances properties originally purchased with less than the maximum allowable financing, or finances properties originally purchased without leverage, the net proceeds from such financing or refinancing may be reinvested in additional Partnership properties. The net proceeds of financings or refinancings of properties may be utilized by the Partnership at any time to make additional improvements to its existing properties.

h. The Partnership shall not invest the gross offering proceeds in junior mortgages or deeds of trust, except that the Partnership may provide secondary financing to purchasers of Partnership assets.

i. The Partnership shall not invest in limited partnership interests in other programs

j. The Partnership’s investments may include leases and subleases.

k. The Partnership may enter into equity participation arrangements with sellers for the purpose of acquiring some Partnership properties, provided that the Partnership controls the management of any such properties. In such instances, the seller may retain an interest in the property in the form of a share of cash from operations and/or cash from a sale or refinancing, often on a subordinated basis. The seller will make no cash contribution, but its retention of an interest in the property will be taken into account in determining the purchase price of the Partnership’s interest.

VII

PARTNERS

7.1 General Partners. Corporate General Partner and Hughes shall be the General Partners. The address of each is 1015 Grandview Avenue, Glendale, California 91201-5050. As to Units, if any, acquired by Corporate General Partner or Hughes, whether pursuant to Article XVII hereof or otherwise, their interests in the Partnership shall be deemed to have been acquired as Limited Partners.

7.2 Limited Partners.

a. Limited Partner at Formation. PS Marina Investors, Inc., as original Limited Partner, has acquired an initial limited partnership interest in return for a capital contribution of $500. Upon the admission of Limited Partners pursuant to subparagraph c. below, the Partnership shall return to such initial Limited Partner his capital contribution and shall reacquire his interest and such initial Limited Partner shall cease to be a Limited Partner in the Partnership.

b. Public Offering of Limited Partnership Interests. The Partner-ship intends to make a public offering of not to exceed 12,000 additional Units for cash and Promissory Notes and may admit as Limited Partners the persons whose subscriptions for such Units are accepted by the General Partners (who may refuse to admit any person or persons as Limited Partners for any reason whatsoever). Each such person shall become a Limited Partner in the Partnership when:

(1) Such person has contributed to the capital of the Partner-ship for each Unit cash in the amount of $2,500 or such lesser sum as is permitted in certain cases by Section 8.1 hereof, and an executed Promissory Note in the original principal amount of $2,500 payable in two installments. Each Limited Partner is required to make an initial minimum purchase of four Units;

(2) Such person has executed and filed with the Partnership the subscription form specified in the Prospectus used in connection with the public offering (the “Prospectus”), together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the written acceptance and adoption by such person of the provisions of this Agreement and the execution, acknowledgment and delivery to the General Partners of a power of attorney in form and substance as described in Section 20.1 hereof; and

(3) The General Partners have accepted such person and have caused this Agreement to be amended to show the admission of such person as a Limited Partner. No amendment to the Partnership’s Certificate of Partnership need be made to reflect the admission of such Limited Partners.

c. Admission of Limited Partners. No action or consent by the Limited Partners shall be required for the admission of additional Limited Partners pursuant to this Article VII, provided that the aggregate number of Units held by all Limited Partners shall not exceed 12,000. All subscribers’ funds and Promissory Notes shall be held by an independent escrow holder and shall not be released to the Partnership, and no subscribers in the public offering shall be admitted as Limited Partners, unless and until subscriptions for not less than 1,160 Units have been received and accepted. At any time thereafter, the funds and Promissory Notes of the sub-scribers whose subscriptions have been accepted may be released to the Partnership, provided that such subscribers shall be admitted to the Partnership within 15 days after such release. Subsequent subscribers shall be admitted as Limited Partners of the Partnership not later than the last day of the calendar month following the month in which the subscriptions of such persons are accepted by the Partnership. Subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt. All subscription funds and Promissory Notes deposited by persons whose subscriptions arc rejected shall be returned to such subscribers forthwith after such rejection.

d. Minimum Capitalization and Duration of Public Offering. The public offering of Units shall be terminated not later than the earlier of (i) two years from the time of its commencement or (ii) at such time as subscriptions for a total of 12,000 Units shall have been received and accepted. The public offering may be terminated earlier at the option of the General Partners. If at the time of termination, subscriptions for fewer than 1,160 Units have been received and accepted, all funds and Promissory Notes deposited by subscribers shall be returned to them with the interest earned thereon from the date such funds and Promissory Notes were deposited in escrow through the date of refund.

VIII

CAPITAL CONTRIBUTIONS AND WITHDRAWALS

8.1 Capital Contributions.

8.1.1 The capital of the Partnership shall consist of contributions made by the Partners for the Units which they acquire. There shall be 12,000 Units authorized for issuance. Each Partner shall contribute $2,500 in cash for each Unit which such Partner acquires and shall make a Note Capital Contribution in the amount of $2,500 per Unit as set forth in Section 8.2.1; provided, however, that the amount required to be contributed in cash to the capital of the Partnership by a Limited Partner who acquires more than 40 Units shall be reduced by the amount by which the underwriting commission paid by the Partnership with respect to the issuance of such Units is less than $400.00 per Unit. Each Limited Partner must acquire a minimum of four Units. The General Partners shall collectively contribute a total of 51,000 to the Partnership’s capital with the Corporate General Partner contributing $900 and Hughes contributing $100. The General Partners shall not otherwise be required to make any additional contributions to the capital of the Partnership or to purchase any Units as a Limited Partner. The Partnership will not issue Units in exchange for interests in real estate.

8.1.2 Each Limited Partner shall make a Note Capital Contribution to Partnership capital in the amount of $2,500 per Unit subscribed. The Note Capital Contribution of each Limited Partner shall be evidenced by a Promissory Note which shall be delivered to the Partnership when that Limited Partner is admitted to the Partnership. Each Promissory Note is a full recourse obligation, payable in two installments of $1,250 per Unit each on May 1, 1989 and March 1, 1990, and shall not bear interest except in the event of default.

8.1.3 Each Limited Partner hereby grants to the Partnership a security interest in the Limited Partner’s Units to secure all of the Limited Partner’s obligations under the Promissory Note, any modifications, renewals or extensions of the Promissory Note and all of the Limited Partner’s other obligations under this Section 8.1. If the Units of any Limited Partner are represented by a Unit Certificate, then the Partnership’s security interest shall be perfected by possession of the Unit Certificate by the General Partners on behalf of the Partnership, or by an agent of the Partnership authorized by the General Partners, and the Limited Partner shall not be entitled to possession of the Unit Certificate until his Promissory Note has been paid in full.

8.1.4 If a Limited Partner defaults under his Promissory Note or under any modifications, renewals or extensions thereof, at the option of the Partner-ship, the entire unpaid principal balance of his Promissory Note shall be immediately due and payable, the Promissory Note shall bear interest at the rate of 10% per annum from the date of default and the Partnership shall be entitled to retain and, in any event, set off against the amount owed to the Partnership by the defaulting Limited Partner, all distributions attributable to the Units of the defaulting Limited Partner. In addition, the Partnership may pursue any remedy available at law (including those available under the provisions of the Uniform Commercial Code) or in equity to collect, enforce and satisfy the obligations of the defaulting Limited Partner, including the filing of a suit to obtain a judgment against the defaulting Limited Partner.

The defaulting Limited Partner shall pay to the Partnership all costs incurred by the Partnership in enforcing the Promissory Note, including but not limited to costs of obtaining money damages and attorneys’ fees. Each Limited Partner acknowledges that the Partnership may pledge the Promissory Note as collateral security for Partnership debt. In the event of a default under the Promissory Note, the Partnership or any holder of the Promissory Note, as applicable, may foreclose upon the defaulting Limited Partner’s interest in the Partnership and sell the Units in a commercially reasonable manner to non-defaulting Limited Partners to qualified third parties on terms approved by the Partnership or any holder of the Promissory Note. It is acknowledged by each Limited Partner that the purchase of the Units is a suitable investment only for persons meeting certain suitability standards and that it will be difficult for the Partnership to find a suitable purchaser of the Units and to make adequate disclosure of all of the then existing risks of the investment to prospective purchasers. The General Partners or their Affiliates may (but are not obligated to) purchase any such Units, but only if such Units have first been offered to the non-defaulting Limited Partners.

Each Limited Partner agrees that in the event of a default under its Promissory Note and a foreclosure and sale of its Units by the Partnership or any bolder of its Promissory Note, as applicable, the purchaser of the Units in such a sale may be substituted as a Limited Partner in place of the defaulting Limited Partner without any further consent being required from the defaulting Limited Partner. Each Limited Partner specifically authorizes the General Partners to execute on his behalf any amendment to the Partnership Agreement or other document necessary to effect the substitution. Units acquired by the Partnership through a foreclosure sale or otherwise may be reissued by the Partnership.

Each Promissory Note shall (i) be made with full recourse to the maker, (ii) not be a negotiable instrument, (iii) be assignable only subject to the defenses of the maker, (iv) be subject to venue for collection only in the jurisdiction in which the maker resides, (v) not be sold or assigned by the Partnership at a discount, (vi) shall provide that a default in a payment due shall not occur until 30 days after its due date; provided, that until 30 days after default and notice thereof and intent to foreclose has been given to the defaulting Limited Partner, such Limited Partner shall have the right to cure such default with interest due thereon without suffering any reduction in interest in the Partnership and the Partnership may not commence proceedings to enforce its security interest in the defaulting Limited Partner’s Units,

(vii) shall not contain any provision authorizing a confession of judgment and

(viii) may be prepaid at any time in whole (but not in part) without penalty.

8.1.5 Except for the payments due under the Promissory Notes, no Limited Partner shall be required to make further contributions of cash or other property to Partnership capital.

8.1.6 The Partnership shall use its best efforts to avoid any taxable disposition of the Promissory Notes. (This limitation shall not affect the Partner-ship’s ability to pledge the Promissory Notes, as contemplated above.) Should a Limited Partner’s interest in the Partnership be liquidated prior to the maturity of the Promissory Notes, the Partnership shall seek to retain ownership of the Promissory Notes (receiving payments on them and then disbursing the receipts to meet the Partnership’s obligations), to the extent necessary and appropriate, in the opinion of counsel to the Partnership, to meet the requirements of Treasury Regulation Section 1.704-1(b)(2)(ii)(c).

8.2 Return of Non-utilized Capital. From time to time the Partnership may have cash in excess of the amount required for the conduct of the affairs of the Partnership, and the General Partners may, at their sole discretion, determine that such cash should, in whole or in part, be distributed to the Partners in reduction of their

Capital Contributions, according to the number of Units each holds. Any proceeds of the public offering of the Units provided for in Section 7.2 hereof not committed within two years of the commencement of the Partnership’s public offering (except for necessary operating capital and reserves required under Section 10.6 of this Agreement) shall be distributed pro rata to the Limited Partners as a return of capital. For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to acquire and develop property with respect to which contracts, agreements in principle or letters of under-standing have been executed, regardless of whether such property is actually acquired. No such return shall be made:

a. Until the Agreement has been amended as required by the Code to reflect such reduction of capital; and

b. Unless all liabilities of the Partnership (except those to Partners on account of amounts credited to them pursuant to this Agreement) have been paid or there remains property of the Partnership sufficient, at the sole discretion of the General Partner, to pay such liabilities. Any distribution pursuant to this Section 8.2 shall be deemed to have been consented to by the Limited Partners.

As used in this Section 8.2, the term “Limited Partners” shall include the General Partners in respect of their Capital Contributions as provided in Section 8.1.

8.3 Liability for Returned Capital. Any return of capital pursuant to Section 8.2 or distributions pursuant to Article X shall be subject to return by the Limited Partner to the Partnership, in accordance with Section 15666 of the Code, to the extent that the sum of the Partnership’s full recourse obligations (unless those obligations arc owed to Partners) immediately after such return of capital or distribution exceeds the fair value of the Partnership’s assets, provided that the fair value of any asset that is subject to a liability as to which recourse of creditors is limited to such asset shall be included in the Partnership’s assets only to the extent that the fair value of such asset exceeds the amount of the liability encumbering such asset.

8.4 Withdrawal of Capital. No Partner shall have the right to withdraw or to make a demand for withdrawal of any of such Partner’s Capital Contribution (or the capital interest reflected in such Partner’s capital account) until the full and complete winding’up and liquidation of the business of the Partnership.

8.5 Capital Account.

a. An individual capital account shall be maintained for each Partner. It initially shall consist of the amount contributed (including any amount designated for underwriting commission) by that Partner to the capital of the Partnership, as:

(i) Increased by:

(A) Any additional contributions to Partnership capital (any contribution of property, other than money, by a Partner to the Partner-ship will result in an increase in its capital account equal to the fair market value of the property contributed (net of liabilities secured by such contributed property that the Partnership is considered to assume or to take subject to under IRC Section 752));

i

(B) That Partner’s share of any income or gain allocated to it under Article IX; and

(C) That Partner’s share of the Partnership’s nontaxable income, if any.

(ii) Decreased by:

(A) Any distributions made to it (any distribution of property, other than money, to a Partner will result in a reduction in its capital account in an amount equal to the fair market value of the property distributed to it (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under IRC Section 752));

(B) That Partner’s share of losses or expenses allocated to it under Article IX; and

(C) That Partner’s share of (a) the Partnership’s expenditures described in IRC Section 705(a)(2)(B), (b) the Partnership’s expenditures that arc to be treated as IRC Section 705(a)(2)(B) expenditures by virtue of Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and (c) other expenses not otherwise taken into account in this Section 8.6(a)(ii). For purposes of clause (b), syndication expenses consisting of underwriting commissions shall be allocated among the Partners based on the expenses actually paid relating to that Partner’s Units.

b. In the event that, immediately prior to the dissolution and final termination of the Partnership, and after crediting any income or gain or charging any loss pursuant to Article IX of this Agreement, either of the General Partners shall have a deficiency in its capital account, then such General Partner shall con-tribute in cash to the capital of the Partnership the lower of (i) such deficiency or (ii) a sufficient amount such that the total amount of the General Partner’s capital contribution shall equal 1.01% of the Limited Partners’ aggregate Capital Contributions. Such contribution shall be made by the later of (i) the end of the Partnership’s tax year in which the liquidation occurs or (ii) 90 days after the liquidation. The Limited Partners shall not be required to reimburse the Partnership for deficiencies in their capital accounts.

c. The term “capital account” as defined and applied in this Section &6 shall be deemed to control over and be used in place of the term “capital account” as provided for in Section 15611(b) of the Code.

d. It is the intent of the Partnership to maintain capital accounts in accordance with Treasury Regulation Section 1.704-1(b). Accordingly, adjustments to conform to those regulations (or to successor or amended provisions) or to take into account unexpected events shall be made by the General Partners, if the General Partners believe that such adjustment would not materially alter the economic substance of this Agreement as it applies to any Partner.

8.6 Interest on Capital Contributions. No interest shall be paid on a Capital Contribution.

IX

ALLOCATION OF INCOME AND LOSS TO PARTNERS

9.1 Net Loss. All Net Loss shall be allocated 99% to the Limited Partners pro rata in accordance with their ownership of Units and 1% to the General Partners.

9.2 Net Profit. Net Profit from Partnership operations for any period shall be allocated in the following order of priority:

9.2.1 First, to the Partners in proportion to their shares of distributions of Cash Flow from Operations attributable to that period, to the extent thereof.

9.2.2 Any additional Net Profit from Partnership operations for such period shall be allocated pursuant to Sections 9.3.2 through 9.3.6 as if it constituted an additional amount of gain from sale.

9.3 Gain on Safe or Exchange_ Any gain on the sale, exchange or other disposition of all or a portion of the Partnership’s assets shall be allocated in the following order of priority (with capital accounts, for these purposes, computed as if distributions attributable to the event triggering the gain had already been made):

9.3.1 First, to those Partners with negative capital accounts, in proportion to the negative capital accounts until they have been restored to zero.

9.3.2 Second, 95% to the Limited Partners and 5% to the General Partners, until the sum of the Limited Partners’ capital accounts and all amounts distributed to the Limited Partners (including distributions to be made as a result of the event triggering the gain) equal 100% of their Capital Contributions.

9.3.3 Third, 85% to the Limited Partners and 15% to the General Partners, until the sum of the Limited Partners’ capital accounts and all amounts distributed to the Limited Partners (including distributions to be made as a result of the event triggering the gain) equal 300% of their Capital Contributions.

9.3.4 Fourth, 75% to the Limited Partners and 25% to the General Partners, until the sum of the Limited Partners’ capital accounts and all amounts distributed to the Limited Partners (including distributions to be made as a result of the event triggering the gain) equal 400% of their Capital Contributions.

9.3.5 Fifth, 100% to the General Partners until the sum of the General Partners’ capital accounts and all amounts distributed to the General Partners (including distributions to be made as a result of tae event triggering the gain) equals 25% of the excess of (a) the sum of (i) all amounts distributed to the Partners (including distributions to be made as a result of the event triggering the gain) and (ii) the amount of the Partners’ positive capital accounts, over (b) the Limited Partners’ Capital Contributions.

9.3.6 Finally, any remaining gain will be allocated 60% to the Limited Partners and 40% to the General Partners.

9.4 Loss on Sale or Exchange. Any loss on the sale, exchange, or other disposition of all or a portion of the Partnership’s assets shall be allocated to the Partners as follows:

9.4.1 Except as specified in Section 9.4.2 below, 99% to the Limited Partners and 1% to the General Partners.

9.4.2 To the extent that gain has previously been allocated under Section 9.3, in the reverse order of those prior gain allocations.

9.5 Allocation Among General Partners. All allocations to the General Partners pursuant to this Article IX shall be allocated 90% to the Corporate General Partner and 10% to Hughes. The allocations among the General Partners may be altered from time to time by agreement among the General Partners without amendment of the Partnership Agreement or the consent of the Limited Partners.

9.6 Qualified Income Offset. Anything in this Article IX notwithstanding, allocations of gross income shall be made as required by Treasury Regulation Section 1.704-1(b)(ii)(d) so as to create a qualified income offset. Any allocations of gross income pursuant to this Section 9.6 shall be taken into account in computing subsequent allocations of income, loss and gain pursuant to this Article IX, so that the net amount of gross income allocated under this Section 9.6 and the income, gain, loss and all other items allocated to each Partner pursuant to this Article IX shall, to the extent possible, be equal to the net amount that would have been allocated to each such person pursuant to the provisions of this Article IX if allocations of gross income had not been made under this Section 9.6.

9.7 Minimum Gain Chargeback. Notwithstanding the other provisions of Article IX, allocations of items of income and gain will be made as required by Treasury Regulation Section 1.704-1(b)(4)(iv)(e) so as to create a “minimum gain chargeback.” This will occur when there is a net decrease in partnership minimum gain during a taxable year and all or some Partners have deficit capital balances at the end of the year (computing those capital accounts in a specified fashion). In that case, items of income and gain for that year (and subsequent years, if necessary) shall be allocated to those with such deficit capital accounts in the amount and proportions necessary to eliminate such deficits as quickly as possible. Minimum gain is defined by Treasury Regulation Section 1.704-1(b)(4)(iv)(c) essentially to be the amount of gain that the Partnership would realize in a taxable disposition of Partnership property subject to nonrecourse debt for a sales price equal to the amount of the non-recourse liability. Any allocations of items of income or gain pursuant to this Section 9.6 shall be taken into account in computing subsequent allocations of income and loss under this Article IX and gain on sale or exchange of property under this Article IX, so that the net amount of income, loss and gain allocated to each Partner pursuant to this Article IX shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if no allocation of income or gain were made pursuant to this Section 9.7. To the extent that Sections 9.6 and 9.7 apply at the same time and provide for inconsistent treatment, the inconsistency shall be resolved in a fashion designed best to meet the purposes of Treasury Regulation Section 1.704-1(b).

9.8 Imputed Interest. The interest, if any, imputed to the Partnership in respect of a Partner’s Promissory Note shall be allocated exclusively to such Partner.

X

CASH AVAILABLE FOR DISTRIBUTION

10.1 Time and Manner of Distributions. Cash Flow from Operations shall be distributed to the Partners as cash payments quarterly or at such more frequent intervals as the General Partners, at their sole discretion, may determine. In the event that the Partnership or a General Partner is required by law to make any payment of taxes for which the Partnership or the General Partner is entitled to recover from a Limited Partner, the Partnership shall be entitled to withhold such amounts from the distributions otherwise owing to such Limited Partner.

10.2 Cash Flow from Operations. Cash Flow from Operations with respect to any fiscal year shall be distributed to the Partners as follows:

10.2.1 First, 99% to the Limited Partners and 1% to the General Partners, until each Limited Partner’s Cumulative Preference shall have been reduced to zero.

10.2.2 Second, as to the fourth calendar year following the commencement of the Partnership’s offering and as to each subsequent year, 95% to the Limited Partners and 5% to the General Partners until each Limited Partner shall with respect to such fiscal year have received distributions equal to 11% of his Weighted Capital Investment for such year, provided that distributions under this Section 10.2.2 shall be made only for years in which the General Partners have not yet received distributions of Cash Flow from Operations representing 5% of aggregate distributions of Cash Flow from Operations.

10.2.3 Third, 100% to the General Partners until they shall have been distributed pursuant to this Section 10.2.3 an amount which, when added to the amounts distributed to them pursuant to Sections 10.2.1 and 10.2.2, represents 5% of the aggregate amounts distributed to the General Partners and the Limited Partners pursuant to Sections 10.2.1, 10.2.2 and 10.2.3.

10.2.4 Fourth, 95% to the Limited Partners and 5% to the General Partners, until distributions to the Limited Partners from all sources equal 100% of their Capital Contributions.

I0.2.5 Fifth, 85% to the Limited Partners and 15% to the General Partners, until distributions to the Limited Partners from all sources equal 300% of their Capital Contributions.

10.2.6 Sixth, 75% to the Limited Partners and 25% to the General Partners, until distributions to the Limited Partners from all sources equal 400% of their Capital Contributions.

10.2.7 Finally, 60% to the Limited Partners and 40% to the General Partners.

10.3 Cash from Sales or Refinancing. Except as is otherwise set forth in Section 22 (providing for distributions upon the dissolution and liquidation of the Partnership). Cash from Sales or Refinancing shall be distributed to the Partners as follows:

10.3.1 First, 95% to the Limited Partners and 5% to the General Partners, until distributions to the Limited Partners from all sources equal 100% of their Capital Contributions.

10.3.2 Second, 85% to the Limited Partners and 15% to the General Partners, until distributions to the Limited Partners from all sources equal 300% of their Capital Contributions.

10.3.3 Third, 75% to the Limited Partners and 25% to the General Partners, until distributions to the Limited Partners from all sources equal 400% of their Capital Contributions.

10.3.4 Fourth, 100% to the General Partners until distributions to the General Partners from all sources equals 25% of the excess of (a) all distributions by the Partnership from all sources over (b) the Limited Partners’ Capital Contributions.

10.3.5 Finally, the remaining proceeds will be paid 60% to the Limited Partners and 40% to the General Partners.

10.4 Allocation Among Limited Partners. Distributions of Cash Flow from Operations and Cash from Sales or Refinancing made to the Limited Partners pursuant to Section 10.2 and 10.3 hereof shall be paid to those who were Limited Partners as of the last day of the fiscal quarter to which the distribution is attributable on a pro rata basis according to the Units held on the last day of such fiscal quarter.

10.5 Allocation of Distributions Between General Partners. All amounts distributed to the General Partners pursuant to this Article X shall be allocated and distributed 90% to the Corporate General Partner and 10% to Hughes. The allocations among the General Partners may be altered from time to time by agreement among the General Partners without amendment of the Partnership Agreement or the consent of the Limited Partners.

10.6 Reserves. The General Partners shall make provision for adequate reserves by retention of a reasonable percentage of proceeds from the public offering and regular receipts for normal repairs, replacements and contingencies. It is anticipated that not less than 3% of the public offering proceeds will be considered adequate until the Partnership has achieved a positive cash flow from operations. Thereafter, the provision for reserves shall be in an amount as the General Partners, at their sole discretion, shall determine. The General Partners may at their discretion set aside in any fiscal year out of operating revenues a reserve for distribution of Cash Flow from Operations in subsequent fiscal periods.

XI

MANAGEMENT OF PARTNERSHIP BY GENERAL PARTNERS

11.1 Management. The General Partners shall conduct the business of the Partnership. The Corporate General Partner and its corporate parent, Westrec Properties, Inc. (“Westrec”), shall devote to the Partnership so much of the time of their personnel as is necessary or required for the effective conduct and operation of the Partnership’s business. Hughes shall devote his individual time to the Partnership to the extent that he deems advisable in view of the participation of the Corporate General Partner and Westrec in Partnership affairs and such other factors as he, in his discretion, considers relevant. Any action required to be taken or taken by the General Partners shall be duly taken, if approved, in writing or otherwise, by any one General Partner. Without limiting the generality of the foregoing, the General Partners shall have the following rights and powers which they may exercise at the cost, expense and risk of the Partnership.

11.2 Powers of the General Partners. The General Partners shall have full charge of overall management, conduct and operation of the Partnership in all respects and in all matters, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business and its property, and, without limiting in any manner the foregoing, authority to:

a. Subject to any limitations otherwise set forth in this Agreement, deal in any Partnership assets whether real property or personalty, including, but not by way of limitation, exercise of the right to construct, purchase, sell, exchange or convey title to, and to grant options for sale of, all or any portion of the property, including any mortgage or leasehold interest or other realty or personalty which may be acquired by the Partnership, lease all or any portion of the property without limit as to the term thereof; borrow money and as security therefor encumber all or any part of the property; obtain financing secured by one or more mortgages or deeds of trust placed on the property, or repay same in whole or in part; increase, modify, consolidate or extend any financing secured by one or more mortgages or deeds of trust placed on the property; and enter into joint ventures and investment partnerships or substantially similar arrangements (including such arrangements with Affiliates of the General Partners).

b. Subject to the limitations set forth in Section 11.6, employ or engage from time to time, at the expense of the Partnership, persons to render the type of services generally needed to accomplish the Partnership purposes, including but not limited to, management companies, leasing agents, managers, accountants and attorneys. Employment of such persons by the General Partners shall be on such terms and for such reasonable compensation as are in accordance with generally accepted business practices. Such employees may include persons who also work on a part-time (or any other) basis for a General Partner, any Affiliate of a General Partner or any other person or entity which owns property managed by a General Partner or its Affiliate, provided that the compensation paid to any such person is not in excess of the compensation which the Partnership would be required to pay to other persons not affiliated with the General Partners for comparable services which reasonably could be made available to the Partnership.

c. Possess and exercise, as may be required, all of the rights and powers of General Partners as more particularly provided by Section 15643(a) of the Code, except to the extent that any of such rights may be limited or restricted by the express provisions of this Agreement.

d. Execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing.

e. Exercise their fiduciary duty for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and not to employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

f. Adopt and authorize a form of Unit Certificate to represent the Units and to cause the Unit Certificates to be issued to each of the Limited Partners and, in order to perfect the security interest of the Partnership or any other person in the Units, to deliver the issued Unit Certificates, on behalf of the Limited Partners, into the possession of (i) the General Partners on behalf of the Partnership or (ii) any other secured party or agent of such secured party.

g. To prohibit transfers of Units (or any interest in a Unit) if the underlying transactions with respect to such transfers have been arranged in a manner which, in the opinion of counsel to the Partnership, could cause the Partnership to be treated as a publicly traded partnership under the Internal Revenue Code (or otherwise cause the Partnership or some or all of its Partners to be treated in a disadvantageous manner under such Code), to seek injunctive relief against Partners transferring Units in violation of such prohibition, or to seek injunctive relief or damages against any third party attempting to induce such prohibited transfers.

11.3 Duties of the General Partners. The General Partners shall perform, or cause to be performed at the expense of the partnership, the following services:

a. Establish books of account, record and payment procedures, including individual Capital Accounts of the Partners.

b. Provide bookkeeping and other related services for the Partner-ship.

c. Disburse the original cash capital contributions of the Partners for the purposes set forth in this Agreement.

d. Provide overall management, financial and business planning services to the Partnership.

e. Disburse all receipts and make all necessary payments and expenditures in accordance with the terms of this Agreement.

f. Make all reports to the Limited Partners required by this Agreement or by law.

g. Conduct reasonable periodic inspections of the properties of the Partnership.

11.4 Requirement for Appraisal; Agreement of Corporate General Partner. All acquisitions of existing properties except for Tower Park Marina and Chandlers Landing Marina, and all acquisitions of properties to be developed by the Partnership must be supported by an appraisal, which in the case of properties to be developed by the Partnership, shall be on an “as if completed and operating at stabilized occupancy” basis and which shall be prepared by a competent, independent appraiser (the “Appraisal”). The Appraisal shall be maintained in the General Partners’ records for at least five years and shall be available for inspection and duplication by any Limited Partner. The Corporate General Partner hereby agrees that it will reimburse the Partnership by the amount, if any, by which the aggregate cost of all properties developed by the Partnership exceeds the sum of the values of such projects as deter-mined by the Appraisals. The term “cost” as used in the preceding sentence shall include the cost of acquisition, as well as the cost of development and construction.

11.5 Management of Construction. All phases of the development and construction of the Partnership’s projects will be carried out by the employees and independent contractors hired by the General Partners and/or an independent general con-tractor (if any) for and on behalf of the Partnership and/or the independent general contractor (if any). Substantially all of the actual construction work shall be per-formed by independent contractors, and no subcontractor selected shall be an Affiliate of the General Partners. In the event that subcontractors are hired by the Partnership, the Partnership will solicit and when deemed by the General Partners to be in the best interests of the Partnership will obtain, at least two bids for all major subcontract work, and such work shall be awarded to the lowest qualified bidder in the absence of circumstances which, in the discretion of the General Partners, make it advisable to engage a subcontractor other than the low bidder.

11.6 Expenses of the Partnership. Except as otherwise specifically provided by this Agreement, all expenses of the Partnership, including but not limited to, organization, offering and operating expenses shall be billed directly to, and paid and borne by, the Partnership; provided, however, that the General Partners shall be entitled to reimbursement by the Partnership for their out-of-pocket expenses incurred in the organization of the Partnership and the public offering of the Units except that the General Partners or their Affiliates shall pay and shall not be reimbursed by the Partnership for all such organization and offering expenses (other than underwriting commissions) to the extent they exceed five percent of the gross proceeds of the public offering of Units. The Corporate General Partner has guaranteed to pay all Organization and Offering Expenses (including underwriting commissions) which exceed 13 percent of the gross offering proceeds. This guarantee is without recourse to, or reimbursement by, the Partnership. The General Partners shall be reimbursed for their actual cost of any goods and materials necessary for the prudent operation of the Partnership, which shall be provided by unaffiliated parties. The General Partners and their Affiliates shall not be entitled to reimbursement for their out-of-pocket and overhead expenses. The expense of performance of administrative services on behalf of the Partnership by various persons shall be borne by the Partnership and shall not reduce the compensation to be paid to the General Partners pursuant to this Agreement or any other agreement between the General Partners and the Partnership unless duplicative of those services which the General Partners or their Affiliates are obligated to perform pursuant to the management agreement to be entered into with the Partnership apart from this Agreement. Persons who are employed on behalf of the Partnership and who may also be employed by the General Partners, may be employed by a corporation which is an Affiliate of the General Partners organized principally to act as the entity through which such persons are employed. The Partnership will pay such corporation for the cost of administrative services performed on behalf of the Partnership; provided that the compensation paid to any persons employed on behalf of the Partnership (including contributions made to any profit sharing or other plan on behalf of such persons) is the lesser of (i) the compensation which the Partnership would be required to pay to other persons not affiliated with the General Partners for comparable services which reasonably could be made available to the Partnership in the same or comparable geographic locations or (ii) the cost of such personnel to the General Partners or their Affiliates and provided further that such persons only render site selection, property management or administrative (including transfer agent, legal, accounting, computer and partner relations) services or coordinate and supervise development, construction and operational activity of the Partnership. The costs of such services will include only the salaries and fringe benefits payable to such persons and will not include any allocation of indirect expenses of the General Partners and their Affiliates, such as rent, utilities and other overhead items. The Partnership shall not pay or reimburse the General Partners and their Affiliates for any of the salaries, fringe benefits or travel expenses of any executive officer, director or controlling person of the General Partners or their Affiliates. For purposes of this section, “controlling person” includes any person performing functions for a General Partner or Affiliate similar to those of Chairman or a member of the Board of Directors, executive management or senior management; or holding a 5% or more equity interest in i General Partner or Affiliate; or having the power to direct or cause the direction of a General Partner or Affiliate whether through the ownership of voting securities, by contract or otherwise. The annual report to the Limited Partners will contain a breakdown of any costs reimbursed to the General Partners by the Partnership. Within the scope of the annual audit of the financial statements of the Corporate General Partner or its Affiliates, the independent certified public accountants shall review the allocation of any such costs to the Partnership. The method of review shall at minimum provide: (i) a review of the time records of individual employees, the costs of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee. The method of review shall be in accordance with generally established professional standards and shall accordingly include such tests of the accounting records and such other procedures which the independent certified public accountants of the Corporate General Partner or its Affiliates consider appropriate in the circumstances. The additional costs of such review will be itemized by said accountants on a partnership by partnership basis if the cost of such review is to be reimbursed only to the extent that such reimbursement when added to the cost for administrative services rendered by the General Partners and their Affiliates does not exceed the maxi-mum amount the Partnership is permitted to pay for such services as set forth above.

11.7 Indemnification of the General Partners. The Partnership shall indemnify and hold harmless each Sponsor from any loss, liability or damage incurred or suffered by such person by reason of any act performed or omitted to be per-formed by it or its agents or employees in connection with the business of the Partnership, including reasonable attorney’s fees incurred by it in connection with the defense of any claim or action based on any such act or omission, except to the extent indemnification is prohibited by law, provided, however, that such indemnification or agreement to hold harmless with respect to the Sponsor, their Affiliates or any person acting as a broker-dealer shall not cover liabilities arising under the Federal or state securities laws. Further, the Sponsors shall not be indemnified for expenses incurred in defending claims arising under the Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving securities laws violations or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, provided that in either event, court approval shall have been obtained for such indemnification and payment of litigation costs after having been advised of the positions of the SEC and the state securities administrators, including the Massachusetts and Pennsylvania Securities Divisions, with respect to such indemnification. All judgments or other assessments against the Partnership wherein a Sponsor is entitled to indemnification pursuant to this Section 11.6 shall be first satisfied from Partnership assets before a Sponsor shall be required to satisfy such liability or obligations; provided, however, that such indemnification or agreement to hold harmless shall be recoverable only out of Partnership assets and not from the Limited Partners. Any indemnification required herein to be made by the Partnership shall be made promptly following the fixing of the loss, liability or damage incurred or suffered by a final judgment or any court, settlement, contract or otherwise. A Sponsor (a) shall not be entitled to the foregoing indemnification, and

(b) shall be liable to the Partnership for any loss, liability or damage suffered or incurred by the Partnership, directly or indirectly, in connection with its activities unless the following conditions are satisfied: (i) such person determined in good faith that such course of conduct was in the best interest of the Partnership, and (ii) such course of conduct did not constitute fraud, negligence, misconduct or breach of fiduciary duty. The Partnership shall not pay for any insurance covering liability of a Sponsor for actions or omissions for which indemnification is not permitted hereunder. However, the Partnership may purchase and pay for the types of insurance, including extended coverage liability and casualty and worker’s compensation, as would be customary for any person owning comparable property and engaged in a similar business, and the Partnership may name any Sponsor as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Partnership. Nothing contained herein shall constitute a waiver by any Limited Partner of any right which he may have against any party under Federal or state securities laws.

The Partnership shall indemnify and hold each of the General Partners harm-less from any loss, liability or damage, including attorneys’ fees, incurred or suffered by such General Partner as a result of any claim or claims that such General Partner is liable as such for any Partnership obligation which the Partnership is unable to pay, provided, however, that the Partnership shall not be required to furnish any indemnification which would be prohibited by the preceding paragraph.

If, at any time, the Partnership has insufficient funds to furnish indemnification as herein provided, it shall provide such indemnification if and as it generates sufficient funds and prior to any distribution to the Limited Partners of Cash Flow From Operations or Cash from Sales or Refinancing.

The Partnership shall be prohibited from contracting away the fiduciary duty owed under common law by the Sponsors to the Limited Partners.

For purposes of this Section 11.7, the term “Sponsor” shall include only (i) the General Partners and (ii) their Affiliates engaged in the performance of services on behalf of the Partnership acting within the scope of the General Partners’ authority.

11.8 Right to Rely Upon the Authority of General Partners. Persons dealing with the Partnership may rely upon the representation of a single General Partner that such General Partner has the authority to make any commitment or undertaking on behalf of the Partnership. No person dealing with a General Partner shall be required to determine its authority to make any such commitment or undertaking, nor to determine whether any other General Partner concurs in the commitment or undertaking or any other fact or circumstance bearing upon the existence of its authority. In addition, no purchaser of any property or interest therein owned by the Partnership shall be required to determine the sole and exclusive authority of a General Partner to sign and deliver on behalf of the Partnership any instrument of transfer with respect thereto or to see the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchasers shall have received written notice from the Partnership affecting the same.

11.9 Authority of General Partners With Respect to Promissory Notes. The General Partners shall not, on behalf of the Partnership, sell, assign or otherwise transfer the Promissory Notes at a discount; provided that this restriction shall not prohibit the General Partners, on behalf of the Partnership, from pledging or other-wise granting a security interest in the Promissory Notes as security for any Partner-ship obligation.

XII

SERVICES RENDERED TO THE PARTNERSHIP BY THE GENERAL PARTNERS

12.1 Insurance Services Prohibited. Neither the General Partners nor any of their Affiliates may receive an insurance brokerage fee or write any insurance policy covering the Partnership or any of its properties unless (i) the cost of providing such services, including the cost of the insurance, is no greater than the lowest quote obtained from three unaffiliated insurance agencies for comparable insurance and (ii) the General Partners or their Affiliates are independently and continuously engaged in the business of providing such services to nonaffiliated parties with at least 80% of their insurance brokerage gross revenues derived from such parties. The General Partners or their Affiliates may provide insurance brokerage services or write insurance or reinsurance covering goods owned by tenants of the Partnership’s properties and the foregoing limitations shall not be applicable to such insurance or reinsurance.

12.2 Property Management Services. The General Partners and their Affiliates may perform property management services for the Partnership, and be compensated for such service, on the terms set forth in that Management Agreement to be entered into by the Partnership and PS Marina Management, inc. (“PS”), an Affiliate of the General Partners as described in the Prospectus. As compensation for management services, PSMM will receive a property management fee generally equal to 6% of the gross revenue from operations of the properties. This compensation shall be in addition to the cost of compensating the Partnership’s employees and the costs of goods and services acquired for the Partnership from independent contractors. The management fee will cover without additional expense to the Partnership the time PSMM’s executive officers expend on project management and PSMM’s overhead costs such as its expenses for rent, utilities and servicing of Partnership accounts payable.

12.3 Acquisition and Development Fees; Real Estate Brokerage Commissions on Sale of Property. As compensation for services to the Partnership, in the initial acquisition of existing properties, there shall be paid to the General Partners or their Affiliates by the Partnership or by sellers of property to the Partnership, or by a combination thereof, Acquisition Fees which in the aggregate shall not exceed 6% of the purchase prices of such properties. As compensation for services to the Partner-ship in the development and construction of properties or in the expansion of existing marinas, there shall be paid to the General Partners or their Affiliates by the Partner-ship Development Fees which shall not exceed 6% of the actual costs of development and construction (including the cost of site acquisition, but excluding construction period interest and fees) or the actual costs of the improvements, as applicable.

Within 30 days after the application of the proceeds of this offering are completed, the General Partners shall reimburse the Partnership by the amount, if any, that the aggregate Investment in Properties is less than the greater of (i) 80% of the Capital Contributions reduced by .1625% for each 1% of the aggregate Purchase Prices of Partnership properties and investments (excluding Front-End Fees) represented by indebtedness or (ii) 67% of the Capital Contributions.

Except as set forth in this Section 12.3, no Acquisition and Development Fees shall be paid or payable, directly or indirectly, by the Partnership or by any other person to the General Partners or their Affiliates; provided, however, that Acquisition and Development Fees may be paid to unaffiliated persons, which payments are subject, together with payments to the General Partners or their Affiliates under the first paragraph of this Section 12.3, to the limitation set forth in the second paragraph of this Section 12.3.

Acquisition Fees are payable at the close of escrow, or if there is no escrow, at the time legal title to the property is transferred to the Partnership or a joint venture in which the Partnership invests. Development Fees are payable as work-in-process is completed.

Acquisition and Development Fees may be paid to the General Partners or their Affiliates upon the reinvestment (in additional properties or in improvements of existing properties) of the proceeds of any sale or financing of property, provided that during the first four years of operations of the Partnership, the limitation set forth in the second paragraph of this Section 12.3 continues to be met.

Provided the General Partners or their Affiliates render substantial services in connection with the sale of Partnership properties, the Partnership may pay a real estate brokerage fee to the General Partners or their Affiliates for services rendered in connection with each sale or disposition of Partnership properties at the lesser of (i) 3% of the gross sales price of a Partnership property, or (ii) the compensation customarily charged for comparable transactions, provided that the Limited Partners have received distributions of Cash from Sales or Refinancing equal to the sum of (i) 100% of their Capital Contributions and (ii) an amount equal to the excess, if any, of (A) a cumulative 6% per annum (not compounded) on their Adjusted Capital Investment from the last day of the calendar quarter in which their respective Capital Contributions have been released to the Partnership, over (B) the sum of all prior distributions to Limited Partners of Cash Flow from Operations. The total of all brokerage commissions paid to all parties in a transaction shall not exceed the compensation customarily charged for a comparable transaction.

12.4 Loan Brokerage Fee. The Corporate General Partner or an Affiliate will be entitled to receive, as compensation for its efforts and expenses in obtaining Permanent Indebtedness from an unaffiliated institutional lender, a loan brokerage fee of 1% of the original principal amount of such financing, which would be reduced to the extent any other loan brokerage fee is paid to any other loan broker in connection with the transaction.

12.5 Exclusive Agreement. None ofi the General Partners or their Affiliates shall receive from the Partnership or otherwise an exclusive right to sell, or exclusive employment to sell, property of the Partnership.

12.6 Rebates, Give-ups and Reciprocal Arrangements.

a. No rebates or give-ups may be received by any of the General Partners or their Affiliates nor may the General Partners or their Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement_

b. None of the General Partners nor any of their Affiliates shall, or shall knowingly permit any underwriter, dealer or salesman to, directly or indirectly pay or award any finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of interests in the Partnership; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Partnership Units.

12.7 Other Services. Other than as provided in this Agreement or the Prospectus, neither the General Partners nor their Affiliates will be compensated for services to the Partnership.

XIII

TRANSACTIONS BETWEEN GENERAL PARTNER AND PARTNERSHIP

13.1 Sales and Leases to the Partnership. The Partnership shall not purchase or lease property in which any of the General Partners or their Affiliates have an interest. The provisions of this Section 13.1 notwithstanding, the General Partners or their Affiliates may purchase property in their own name and temporarily hold title thereto for the purpose of facilitating the acquisition of such property for the Partnership, provided that such property is purchased by the Partnership for a price no greater than the cost of such property to the General Partners or their Affiliates, including development and carrying costs actually incurred by the General Partners or their Affiliates and provided further that there is no difference in interest rates of any Permanent Indebtedness secured by the property at the time acquired by the General Partners or their Affiliates and the time acquired by the Partnership, nor any other benefit arising out of such transaction to the General Partners or their Affiliates other than compensation otherwise permitted under this Agreement.

13.2 Sales and Leases to the General Partners. The Partnership shall not sell or lease property to the General Partners or their Affiliates, except that the Partner-ship may lease property to the General Partners or their Affiliates for their use provided that the terms of any such lease arc no less favorable than those contained in leases with persons who are not affiliated with the General Partners or their Affiliates.

13.3 Loans. No loans may be made by the Partnership to any of the General Partners or their Affiliates.

13.4 Dealings With Related Programs. Except as permitted by Section 13.1, the Partnership shall not acquire property from a program in which any of the General Partners or any of their Affiliates have an interest.

XIV

INDEPENDENT ACTIVITIES OF PARTNERS

Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, acquisition, financing, leasing, management, syndication, investment, brokerage and development of real and personal property of any kind whatsoever (including facilities comparable to those developed and owned by the Partnership), and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom; provided, however, that nothing in this Article XIV shall be deemed to diminish the General Partners’ overriding fiduciary obligation to the Partnership.

XV

BOOKS, REPORTS AND FISCAL MATTERS

15.1 Books. The General Partners shall maintain full and complete books and records for the Partnership at its principal office as stated in Article III. The books of account shall be kept on an accrual basis for income tax purposes and for purposes of preparing annual financial statements and reports. The Partnership shall adopt a fiscal year beginning on the first day of January and ending on the last day of December of each year. If said books and records arc to be kept at any place other than at the principal office of the Partnership, then the Limited Partners shall be immediately notified in writing;’ provided, however, that the Partnership shall always keep available within the state of California a complete set of the books, records and documents referred to in Section 15.3.

15.2 Reports. The General Partners shall cause to be prepared, at the expense of the Partnership, the reports described in clauses (a) through (e) of this Section 15.2.

a. Special Reports. Within 60 days after the end of each quarter, a “Special Report” of property acquisitions within the prior quarter shall be sent to all

Limited Partners until the proceeds are invested (or used to establish a working capital reserve) or returned to the Partners as set forth in Section 8.2 hereof. Such report shall describe the properties and include a description of the geographic locale and of the market upon which the General Partners tare relying in projecting successful operation of the properties. All facts which reasonably appear to the General Partners to influence materially the value of the property shall be disclosed. The Special Report shall include, by way of illustration and not of limitation, a statement of the date and amount of the appraised value, if applicable (which may be on an as if completed basis”), a statement of the actual purchase price including terms of the purchase, a statement of the total amount of cash expended by the Partnership to acquire each property, a statement demonstrating conformity of the property acquired with investment criteria, a statement that title insurance and bonds (if required) with respect to the property have been obtained, and a statement regarding the amount of proceeds of the Partnership (in both dollar amount and as a percentage of the total amount of the offering) which remain unexpended or uncommitted. (The unexpended or uncommitted amount shall be stated in terms of both dollar amount and percentage of the net proceeds of the public offering of the Partnership available for investment.)

b. Annual Report. Within 120 days after the end of each fiscal year, an annual report which shall include (1) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of changes in financial position and a statement of changes in partners’ capital for such year. Such financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by an auditor’s report containing an opinion of the independent certified public accountants which is not qualified due to departures from generally accepted accounting principles; (2) a report of the activities of the Partnership for such year; and (3) a report on distributions to the Limited Partners for such period separately identifying distributions from (i) Cash Flow from Operations during such period, (ii) Cash Flow from Operations from prior periods, (iii) proceeds from disposition of property and investments, (iv) proceeds from financing of property, (v) reserves from the proceeds of the offering of Units, and (vi) lease payments on net leases. Until the Promissory Notes have been paid in full, such annual report shall contain a detailed statement of the status of receipt of installment payments on Promissory Notes, actions taken by the Partnership in response to any defaults, and a discussion and analysis of the impact on capital requirements of the Partnership. Such annual report shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership.

c. Other Reports. If and for as long as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report for a quarter shall be sent to the Limited Partners within 60 days after the end of such quarter, including a cash flow statement. If and when such reports arc not required to be filed, each Limited Partner will be furnished within 60 days after the end of the first six-month period of each Partnership year an unaudited financial report for that period including a profit and loss statement, a balance sheet and a statement of changes in financial position and a cash flow statement. If the Partnership is not required to file such reports, Limited Partners holding of record at least 5% of the then outstanding Units may request and shall receive the periodic financial information set forth in Section 15634(c)(2) of the Code.

d. Report of Fees. The reports provided for in clauses (b) and (c) of this Section 15.2 for any period during which the General Partners or any of their Affiliates receive fees for services from the Partnership, shall set forth (1) a statement of the services rendered and (2) the amount of fees received.

e. Tax Information. Within 75 days after the end of each fiscal year, there will be distributed to the Limited Partners all information necessary for the preparation of each Limited Partner’s Federal income tax return and state income and other tax returns with regard to jurisdictions where Partnership properties are located.

f. Amendments. Any amendment to this Agreement executed by any of the General Partners for the Limited Partners pursuant to a power of attorney.

15.3 Record Keeping. The General Partners shall maintain the following records for the Partnership at the Partnership’s principal office, or at such other place as the General Partners may select in accordance with Section 15.1:

a. A current list of the full names and last known business or residence addresses of each Partner, together with the number of Units owned by each Partner. Such list shall be maintained in alphabetical order by the last name of each such Partner.

b. A copy of the Certificate of Limited Partnership and all Certificates of Amendment, if any, and any executed copies of powers of attorney pursuant to which any certificate has been executed.

c. Copies of the Partnership’s federal, state and any local income tax or information returns and reports for the six most recent taxable years.

d. Copies of the original Agreement and all amendments to the Agreement.

e. Financial statements to the Partnership for the six most recent fiscal years.

f. The Partnership’s books and records as they relate to the internal affairs of the Partnership for at least the current and the past three fiscal years

15.4 Delivery to Limited Partners and Inspections. Upon the request of any Limited Partner, the General Partners shall promptly deliver to the requesting Limited Partner, at the Partnership’s expense, a copy of the information to be required to be maintained by the Partnership pursuant to subsections 15.3a., b. or d. In addition, each Limited Partner has the right, upon reasonable request (as used in Section 15634 of the Code), to inspect and to copy at such Limited Partner’s expense, and during normal business hours any of the Partnership’s records required to be maintained by Section 15.1 and to obtain from the Genera; Partner, promptly after becoming avail-able, a copy of the Partnership’s federal, state and local income tax or information returns for each year. A “reasonable request” shall include one relating to the prospective enforcement of the rights of a requesting Limited Partner.

I5.5 Adjustment of Tax Basis. Upon the transfer of an interest in the Partnership, the Partnership may, at the sole discretion of the General Partners, elect pursuant to IRC Section 754 to adjust the basis of the Partnership property as allowed by IRC Section 734(b) and 743(b). The election, if made, will be filed with the Partner-ship information income tax return for the first taxable year to which the election applies. The General Partners generally do not intend to make such an election.

15.6 Bank Accounts. The cash funds of the Partnership shall be deposited in a commercial bank account at such banks or other institutions, insured by the Federal Deposit Insurance Corporation, as the General Partners shall determine or in accordance with Section 6.2a. hereof. Disbursements therefrom shall be made by the General Partners in conformity with this Agreement. The funds of the Partnership shall not be commingled with the funds of any other person.

15.7 Insurance. The Partnership shall at all times maintain comprehensive insurance, including fire, liability and extended coverage fire insurance in amounts determined by the General Partners for the protection of the Partnership and each of its Partners. In addition, the Partnership shall carry appropriate Worker’s Compensation Insurance and such other insurance with respect to the real property owned by it as shall be customary for similar property, similarly located, from time to time.

15.8 Taxation as Partnership. The General Partners, while serving as such, agree to use their best efforts to cause there to be compliance at all times with the conditions to the continued effectiveness of the legal opinion obtained by the Partnership to the effect that the Partnership will be classified as a partnership for Federal income tax purposes.

15.9 Tax Matters Partner. The Corporate General Partner shall serve as the Partnership’s Tax Matters Partner as that term is defined in IRC Section 6231.

XVI

POWERS OF THE LIMITED PARTNERS; LIMITED LIABILITY

16.1 Powers of the Limited Partners. The Limited Partners shall take no part in the management of the business or transact any business of the Partnership and shall have no power to sign for or bind the Partnership; provided, however, that the Limited Partners, by a Majority Vote, shall have the right to:

a. Amend the Agreement.

b. Dissolve the Partnerships

c. Remove a General Partner or any successor general partner.

d. Elect a new general partner or general partners upon the removal, retirement, death, insanity, insolvency, bankruptcy or dissolution of a General Partner or any successor general partner, all in accordance with Article XXI.

e. Approve or disapprove the sale or exchange in a single transaction or in a series of transactions that are part of a single plan of all or substantially all of the properties originally acquired by the Partnership.

The rights granted pursuant to subsections 16.1a. through 16.1e. shall constitute a limitation by agreement of the rights granted to limited partners generally by Section 15636(f) of the Code, and the Limited Partners shall not have the right to vote on any matter not listed above.

16.2 Restrictions on Power to Amend. Notwithstanding Section 16.1 hereof, without the vote or written consent of the General Partners and all of the Limited Partners, the Limited Partners shall have no right to extend the term of the Partner-ship to a date later than December 31, 2038, to change the Partnership to a general partnership, to change the limited liability of the Limited Partners or to remove the Limited Partners’ power and right to dissolve the Partnership as provided in Section 21.1 hereof. In addition, without the consent of the General Partners and a Majority Vote, the Limited Partners shall have no right to diminish the rights of the General Partners with respect to their general partner interest described in Section 8.1 hereof, their interest in the Cash Flow from Operations and Cash from Sales or Refinancing as described in Article X hereof, distributions upon liquidation as provided in Section 22.1 hereof, or other benefits to which the General Partners are entitled under the provisions of this Agreement.

16.3 Limited Liability. Performance of one or more of the acts described in Section 16.1 hereof shall not in any way constitute any Limited Partner a General Partner or impose any personal liability on any Limited Partner. No Limited Partner shall be liable for any debts or obligations of the Partnership in excess of its contribution to the capital of the Partnership (which has not been previously returned to it) plus such capital returned to it as to which, by the terms of Section 15666 of the Code, it shall remain liable therefor. All undistributed Cash Flow from Operations and Cash from Sales or Refinancing which would otherwise be distributed to the Limited Partners, however, shall be available to creditors to satisfy the debts and obligations of the Partnership until the time of actual distribution.

16.4 Meetings of, or Actions By, the Limited Partners.

a. Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by the General Partners or by one or more Limited Partners holding ten percent or more of the outstanding Units by delivering written notice, either in person or by registered mail, of such call to the General Partners. Within ten days following receipt of such request, the General Partners shall cause a written notice to be given, either personally or by registered mail, to the Limited Partners entitled to vote at such meeting to the effect that a meeting will be held at a time and place fixed by the General Partners, convenient to the Limited Partners, which is not less than 15 days nor more than 60 days after the filing of the notice of the meeting; provided, however, that such maximum periods for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain qualification under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of the solicitation materials to be forwarded to the Limited Partners in connection with such meeting. The General Partners agree to use their best efforts to obtain such qualification and clearances. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed Amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

b. Limited Partners shall be entitled to one (1) vote for each Unit held. Limited Partners present in person or by proxy holding in excess of 50% of the Units shall constitute a quorum at any meeting. Attendance by a Limited Partner at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting. Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law, may be taken by the Limited Partners without a meeting and shall be as valid and effective as action taken by the Limited Partners at a meeting assembled, if written consents to such action by the Limited Partners are signed by the Limited Partners entitled to vote upon such action at a meeting who hold the number of Units required to authorize such action and are delivered to a General Partner. In the event that there shall be no General Partner, the Limited Partners may take action without a meeting by the written consent of Limited Partners having a majority of the voting power of the Limited Partners entitled to vote. In case of an action by written con-sent, such action shall be effective 15 days after the last Limited Partner necessary to take such action has given his or her consent; provided, however, that if a meeting of the Limited Partners is validly called to discuss or vote on the subject matter of the written consent, the effectiveness of such consent shall be delayed until the close of such meeting.

c. The General Partners shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Partnership, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all said meetings and written consents shall be maintained at the principal place of business of the Partner-ship and shall be available for inspection by any Partner at reasonable times.

XVII

ASSIGNABILITY OF GENERAL AND LIMITED PARTNERS’ INTERESTS

17.1 General Partner’s Interests: Admission of Successor or Additional General Partners.

a. With the consent of all the other General Partners and a Majority Vote of the Limited Partners, any General Partner may at any time designate one or more Persons to be successors to such General Partner or to be additional General Partners, in each case with such participation in such General Partners’ interest as such General Partner and such successors or additional General Partners may agree upon, provided that the interests of the Limited Partners shall not be affected thereby.

b. Except in connection with a transfer to a successor or additional General Partner pursuant to paragraph (a) of this Section 17.1, no General Partner shall have any right to retire or withdraw voluntarily from the Partnership or to sell, transfer or assign its interest, except that (i) it may substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of its assets or stock and continued its business and which has assumed all of the obligations of the terminating General Partner provided that substantially all of the senior management of the terminating General Partner is retained by the substituted General Partner after such transaction or (ii) it may cause to be admitted to the Partnership an additional General Partner or General Partners if required to assure the continued classification of the Partnership as a partnership for Federal income tax purposes. Each Limited Partner hereby consents to the admission of any additional or successor General Partner pursuant to this paragraph (b), and no further consent or approval shall be required.

c. Any voluntary withdrawal by any General Partner from the Partnership or any sale, transfer or assignment by such General Partner of its interest in the Partnership shall be effective only upon the admission in accordance with paragraph (a) of this Section 17.1 of a successor or additional General Partner, as the case may be.

17.2 Limited Partners’ Interests. None of the Limited Partners, except as provided in this Article XVII, shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, the .whole or any part of its interest in the Partner-ship. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.

17.3 Restrictions on Transfers.

a. No Unit may be sold, assigned or exchanged if such Unit, when added to the total of all other Units sold or exchanged within the period of twelve consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under IRC Section 708 unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination. No interest in the Partnership may be sold, assigned or exchanged if such sale, assignment or exchange would result in tax-exempt entities holding more than 25% of the Units in the Partnership.

b. No transfer may be made of a fractional Unit. Until a Limited Partner’s Promissory Note has been paid in full, no transfer of less than all of the Units owned by such Limited Partner may be made.

c. All Units originally issued to a resident of California shall be subject to, and all documents of assignment and transfer evidencing such Units shall bear, the following legend condition:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

d. No transfer of any interest in the Partnership shall be made unless (1) in the case of Units subject to subparagraph (c) above, the transferor shall have obtained, if necessary, the written consent of the California Commissioner of Corporations to such transfer and (ii) the transferee shall have paid or, at the election of the General Partners, obligated itself to pay, all reasonable expenses, not in excess of $50, connected with such transfer, substitution and admission, including but not limited to, the cost of preparing, filing and publishing any amendment of the Agreement of Limited Partnership to effectuate the transferee’s admission as a substituted Limited Partner pursuant to Section 17.4 hereof.

17.4 Substituted Limited Partners. Except as otherwise provided in this Agreement, an assignee of the whole or any portion of a Limited Partner’s interest in the Partnership, shall not have the right to become a substituted Limited Partner in place of its assignor unless (i) the written consent of the General Partners to such substitution shall have been obtained, which consent, in the General Partners’ absolute discretion, may be withheld; (ii) the assignment instrument shall have been in form and substance satisfactory to the General Partners; (iii) the assignor and assignee named therein shall have executed and acknowledged such other instrument or instruments as the General Partners may deem necessary or desirable to effectuate such admission, including but not limited to a power of attorney with provisions more fully described in this Agreement; and (iv) the assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended. Assignees of Units will be recognized by the Partner-ship as substituted Limited Partners as of the commencement of the first fiscal quarter of the Partnership following the satisfaction of the foregoing conditions.

17.5 Assignment of Limited Partnership Interest Without Substitution. Subject to Section 17.3 hereof, a Limited Partner shall have the right to assign all or part of such Limited Partner’s interest in Units by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement. The assigning Limited Partner shall deliver to the General Partners a written instrument of assignment in form and substance satisfactory to the General Partners, duly executed by the assigning Limited Partner or his personal representative or authorized agent. Said assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the General Partners.

17.6 Withdrawal of Limited Partner. Except as otherwise specifically permitted by this Agreement, no Limited Partner shall be entitled to withdraw or retire from the Partnership.

17.7 Death, Legal Incompetency, or Dissolution of Limited Partner. The death, legal incompetency, dissolution or other disability of a Limited Partner shall not dissolve or terminate the Partnership. Upon the death or legal incompetency of a Limited Partner, the estate, personal representative, guardian or other successor in interest of such Limited Partners shall have all the rights and be liable for all the liabilities of the Limited Partner in the Partnership to the extent of such Limited Partner’s interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the General Partners, which may be withheld at their sole discretion, may be substituted for such Limited Partner.

17.8 Recognition of Substituted and Assignee Limited Partners. No action or consent of the Limited Partners shall be required for the admission or recognition of either a substitute Limited Partner or an assignee Limited Partner pursuant to this Article XVII. The General Partners shall cause an amendment to this Agreement to be executed not less often than quarterly to recognize the admission of substituted Limited Partners; provided, however, that such amendments may be executed less frequently to the extent that substitutions occur less frequently. In the case of assignments in which the assignee does not become a substituted Limited Partner, the Partnership will recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and documentation required under Section 17.5 hereof.

17.9 Assignments Prior to Full Payment of Promissory Notes. In addition to the other requirements set forth in this Section 17, the General Partners will not recognize an assignment or transfer of Units of a Limited Partner whose Promissory Note has not been paid in full until the General Partners have received a written statement signed by the assignee or transferee which contains the material terms of the Promissory Note, including the schedule of payments, the status of payments, the status of the Partnership’s security interest in the Units, the terms of default, the con-sequences thereof, and the terms of curing the default.

XVIII

LOANS TO PARTNERSHIP

18.1 Authority to Borrow. The Partnership may from time to time borrow such amounts from such persons (including the Partners) on such security and payable on such terms as the General Partners may determine, subject to the limitations of Sections 6.2b. and 6.2f. hereof and subject to the conditions in Section 18.2 hereof.

18.2 Loans From Partners. If a General Partner, or any Limited Partner, shall, with the prior consent of the General Partners, make any loan or loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be an increase in the Capital Account of the lending Partner or Holder of Units or entitle such lending Partner or Holder of Units to an increase in its share of the distributions of the Partnership or subject such Partner or Holder of Units to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from the Partnership to such lending Partner or Holder of Units, repayable upon such terms and conditions and bearing interest at such rates as shall be mutually agreed upon by the lending Partner or Holder of Units and the General Partners; provided, however, that a General Partner as a lending Partner may not (i) receive interest and other financing charges or fees in excess of the amounts which would be charged by unrelated banks on comparable loans for the same purpose in the locality of the property or (ii) make (directly or through an affiliate) a permanent loan to the Partnership except as permitted in Section 6.2f. hereof or as provided in the Prospectus with respect to Tower Park Marina. It being understood that for such purpose “permanent loan” shall mean indebtedness encumbering a Partnership property or incurred by the Partnership, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months. No prepayment charge or penalty shall be required by a General Partner or an Affiliate on a loan to the Partnership secured by either a first or a junior or all-inclusive trust deed, mortgage or encumbrance on Partnership property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance. Notwithstanding the foregoing, no Partner shall be under any obligation whatsoever to make any such loan or advance to the Partner-ship.

XIX

REPRESENTATIONS OF THE LIMITED PARTNERS

Each Limited Partner, by executing this Agreement, represents that:

a_ Such Limited Partner (if a natural person) has reached the age of majority in his state of residence.

b. Such Limited Partner is sufficiently experienced in business matters to recognize that the Partnership is newly organized, has no history of operations or earnings and is a speculative venture.

c. Such Limited Partner has carefully reviewed this Agreement (and the Prospectus if the Units offered are acquired in the public offering), and in making an investment in the Partnership, has relied solely on its independent investigation and upon its own tax and legal counsel.

d. Such Limited Partner satisfies the applicable suitability standards for its purchase of Units as set forth in the Prospectus.

XX

CERTIFICATES AND OTHER DOCUMENTS

20.1 General Partners as Attorney for Limited Partners. Each Limited Partner, by becoming a Limited Partner, constitutes and appoints the General Partners or either of them and any successor or successors as General Partners its true and lawful attorney, in its name, place and stead, from time to time:

a. Without further action by the Limited Partners, to execute, acknowledge, file and/or record all agreements amending this Agreement, as now and hereafter amended, that may be appropriate to reflect:

(1) A change of the name or the location of the principal place of business of the Partnership.

(2) The disposal by any Limited Partner of its interest in the Partnership, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the capital contribution of a Limited Partner (or any part thereof) provided for by this Agreement.

(3) A person becoming a Limited Partner of the Partnership as permitted by this Agreement.

(4) A change in any provision of this Agreement or the exercise by any person of any right or rights hereunder not requiring the consent of said Limited Partner.

(5) Any change in a provision of this Agreement that is necessary to permit the exclusion of Units from the definition of “plan assets,” or otherwise to allow an investment of Units by an Employee Trust to qualify for an exemption, under regulations currently effective or hereafter adopted pursuant to the Employee Retirement Income Security Act of 1974, as amended.

(6) Any change in a provision of this Agreement that is necessary for income, losses and credits to be allocated among the Limited Partners on a monthly basis, or in any other manner required under the Tax Reform Act of 1984.

i

(7) Any changes to the provisions of this Agreement that are necessary to cause the allocations of tax items under this Agreement to constitute “qualified allocations,” as defined by IRC Section 168(h)(6), to the extent such changes are not deemed detrimental in any material respect to the Limited Partners.

(8) To satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of the Securities and Exchange Commission, the Internal Revenue Service or any other federal or state agency, or in any federal or state statute, compliance with which they deem to be in the best interests of the Partnership.

(9) To cure any ambiguity or correct or supplement any pro-vision contained in this Agreement, so long as such amendment under this clause does not materially adversely affect the interests of the Limited Partners.

b. To execute, acknowledge, swear to, file and/or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business.

c. To execute, acknowledge, swear to, file and/or record all financing statements, continuation statements or other documents and amendments thereto which the General Partners deem appropriate to perfect or continue the perfection of the Partnership’s security interest, and all instruments relating to the admission of any additional or substituted Limited Partner, including any amendment to the Agreement which substitutes as a Limited Partner the purchaser at a foreclosure sale of Units previously given as security by a defaulting Limited Partner for his Promissory Note.

d. To execute, acknowledge, file and/or record such certificates, instruments and documents as may be required of the Limited Partners by the laws of any state or other jurisdiction, or as may be appropriate for the Limited Partners to execute, acknowledge, file and/or record to reflect:

(1) A change of address of said Limited Partners.

(2) Any changes in or amendments of this Agreement, or pertaining to the Partnership, of any kind referred to in clause (a) of this Section 20.1.

(3) Any other changes in, or amendments of, this Agreement, but only if and when the consent of a Majority Vote or other required percentage of the Limited Partners has been obtained.

(4) A change (other than as provided in Sections 20.1d(1),(2) and (3)) in any provision of this Agreement or the exercise by any person of any right or rights hereunder not requiring the consent of said Limited Partner, provided that the General Partners may not amend the Partnership Agreement to affect the rights of the Limited Partners in any material respect without a Majority Vote.

Each of such agreements, certificates, instruments and documents shall be in such form as said attorney and the legal counsel for the Partnership shall deem appropriate. The powers conferred by this Article XX with respect to agreements, certificates, instruments and documents shall be deemed to include the powers to sign, execute, acknowledge, swear to, verify, deliver, file, record and publish the same. Each Limited Partner hereby authorizes said attorney to take any further action which said attorney shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Limited Partner might or could do if personally present and hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. The powers hereby conferred shall continue from the date said Limited Partner becomes a Limited Partner in the Partnership until said Limited Partner shall cease to be such a Limited Partner and, being coupled with an interest, shall be irrevocable.

20.2 Making, Filing, Etc. of Certificates, Documents and Instruments. The General Partners agree, when authorized pursuant to clause (a) of Section 20.1 hereof or otherwise, to make, file or record with the appropriate public authority and, if required, to publish the Agreement, any amendments thereof and such other certificates, instruments and documents as may be required or appropriate in connection with the business and affairs of the Partnership.

20.3 Required Signatures. Any writing to amend the Agreement to reflect the substitution or addition of a Limited Partner need be signed only by any General Partner, by the Limited Partner who is disposing of its interest in the Partnership, if any, and by the person to be substituted or added as a Limited Partner. The General Partners or either of them may sign for either or both of said Limited Partners as their attorney-in-fact pursuant to clause (a) of Section 20.1 hereof. Any writing to amend this Agreement to reflect the removal, retirement, bankruptcy or dissolution (or death or insanity in the case of an Individual General Partner) of a General Partner in the event the business of the Partnership is continued pursuant to the terms of this Agreement need be signed only by a remaining General Partner or a new General Partner. The signature of any one of the General Partners shall be sufficient for the purpose of filing amendments, dissolution and cancellation certificates with the California Secretary of State pertaining to the Certificate of Limited Partnership referred to in Article II.

XXI

DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

21.1 Dissolution. Except as otherwise provided in Section 8.4 hereof and this Section 21.1, no Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved and terminated upon the happening of the following events:

a. The expiration of the term of the Partnership as specified in Article IV hereof.

b. The decision by Majority Vote of the Limited Partners to dissolve and terminate the Partnership.

c. The retirement, withdrawal, death, insanity, adjudication of bankruptcy or insolvency or dissolution of a General Partner unless, within a period of 90 days from the date of such event, (i) the remaining General Partner, if any, elects to continue the business of the Partnership or (ii) if there is no remaining General Partner, the Limited Partners, in accordance with Section 21.2, elect to continue the Partnership and elect a successor General Partner.

d. The removal of a General Partner, unless (i) there is a remaining General Partner which elects to continue the business of the Partnership or (ii) prior to the effective date of such expulsion a successor General Partner is elected by the Limited Partners as provided in Section 21.2 hereof, which successor elects to continue the business of the Partnership.

e. the sale of all of the Partnership property and the conversion into cash of any proceeds of a sale originally received in a form other than cash.

The Partnership shall not be dissolved or terminated by the admission of any new Limited Partner or by withdrawal, expulsion, death, insolvency, bankruptcy or other disability of a Limited Partner.

Upon dissolution, the Partnership shall cause to be filed with the Secretary of State of California a Certificate of Dissolution for the Partnership. The signature of any of the General Partners shall be sufficient for such certificate.

21.2 Limited Partners’ Right to Continue. Notwithstanding anything contained in Section 21.1 hereof, if upon the occurrence of an event as specified in clauses (c) or (d) of such Section, there is no remaining General Partner, a meeting of the Limited Partners shall be held at the principal place of business of the Partner-ship within 45 days after the happening of such event to consider whether to continue the Partnership on the same terms and conditions as are contained in this Agreement (except that the General Partner of General Partners may be different) and to select a General Partner or General Partners for the Partnership, or whether to wind up the affairs of the Partnership, liquidate its assets and distribute the proceeds therefrom in accordance with Article XXII hereof. The Partnership may be continued and a new General Partner or General Partners selected (i) by a vote of all the Limited Partners at such meeting or by written consent of all the Limited Partners upon the occurrence of an event specified in clause (c) of Section 21.I or (ii) by Majority Vote upon the occurrence of an event specified in clause (d) of such Section. The new General Partner or General Partners shall execute, acknowledge, file or record (as appropriate) a Certificate of Limited Partnership for the Partnership. The continuance of the Partnership pursuant to the terms of this Section 21.2 is conditioned upon (i) the purchase by the Partnership of the interest of the terminated General Partner of the Partnership pursuant to Section 21.3 hereof, (ii) the amendment of the Certificate of Limited Partnership to reflect the foregoing change and, if applicable, compliance by the Partnership with the notice provisions of Section 15035.5 of the Code, and (iii) delivery to the terminated General Partner of an indemnification agreement by the Partnership subject to all of the conditions of Section 11.7 hereof.

21.3 Appraisal of the General Partners’ Interest. If the Partnership is continued upon the removal, death, insanity, involuntary dissolution, insolvency or bankruptcy of a General Partner, the Partnership shall be required to purchase the General Partner’s interest in distributions of Cash Flow from Operations and Cash from Sales or Refinancing described in Section 10.2 hereof (excluding its interest in distributions of Cash Flow from Operations and Cash from Sales or Refinancing relating to Capital Contributions made by the General Partners or to Units acquired by the General Partners from Limited Partners).

In the case of the removal, death, insanity, involuntary dissolution, insolvency or bankruptcy of a General Partner, the purchase price for such General Partner’s interest in such future Cash Flow from Operations and Cash from Sales or Refinancing shall be the “fair market value” of such interest. For purposes of the foregoing, “fair market value” shall mean the amount such General Partner would receive upon dissolution and termination of the Partnership assuming the Partnership were dissolved and terminated on the date of such General Partner’s termination and the assets of the Partnership were sold for their then fair market value without the Partnership having any compulsion to sell such assets. The aforesaid determination of value shall be made by mutual agreement between the terminated General Partner and the Partnership. In the event there is no remaining or successor General Partner who is not an affiliate of the terminated General Partner, such agreement shall be conditioned upon approval of the Limited Partners holding more than 50% of the Units. If the terminated General Partner and the Partnership cannot agree upon a determination within 90 days after the termination, or if the Limited Partners’ approval is required as aforesaid and is not obtained within 90 days after the termination, then each of the Partnership and the terminated General Partner shall select an arbitrator; the value shall be determined by arbitration. The arbitration shall be conducted in accordance with the then current rules of the American Arbitration Association at Los Angeles, California. Each of the Partnership and the terminated General Partner shall bear one-half of the expense of such arbitration.

Immediately after the determination of the purchase price as described above, the Partnership will deliver its note in the amount thereof to the terminating General

Partner. Such note shall contain such provisions as would be usual and customary in a commercial promissory note (except that it may be prepaid at any time without penalty) and shall provide for quarterly payments of interest from the date of termination at one percent above the prime interest rate of Bank of America from time to time in effect but not in excess of the maximum amount permitted by law; annual payments of principal at the lesser of (i) one fifth of the principal amount of such note or (ii) all amounts which would otherwise be available for distribution as Cash Flow from Operations and Cash from Sales or Refinancing, and payment of all previously unpaid interest and principal upon the earlier of dissolution of the Partner-ship or five years from the time of termination of the terminating General Partner.

In the event of a dispute as to the determination of the amount of the purchase price in accordance with the foregoing, such amount shall be determined by arbitration under the rules of the American Arbitration Association at Los Angeles, California. The costs of such arbitration shall be borne one half by the Partnership and one half by the terminated General Partner. The agreement of the terminated General Partner and the remaining or new General Partner or General Partners or the arbitrator’s decision as to the amount of the purchase price shall be binding upon the terminated General Partner, the remaining or new General Partner or General Partners, the Partnership and the Limited Partners.

In the case of voluntary withdrawal by a General Partner, the Partnership shall not purchase such General Partner’s interest in Cash Flow from Operations and Cash from Sales or Refinancing, and in the case of voluntary withdrawal by a General Partner, other than as permitted in Article XVII, such General Partner’s interest in Cash Flow from Operations and Cash from Sales or Refinancing shall terminate.

21.4 Termination of Executory Contracts. Upon termination of a General Partner, all executory contracts between the Partnership and the terminated General Partner or any Affiliate thereof (unless such Affiliate also is an Affiliate of a remaining or new General Partner or General Partners) may be terminated and canceled without penalty by the Partnership effective upon 60 days’ written notice to the other party or parties to such contract. The terminated General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may also terminate and cancel any such executory contract effective upon 60 days’ prior written notice of such termination and cancellation to the remaining or new General Partner or General Partners, if any, or to the Partnership.

XXII

DISTRIBUTION ON TERMINATION OF PARTNERSHIP

22.1 Liquidation Distribution. Upon a dissolution and final termination of the Partnership, the General Partners shall contribute to the Partnership that amount, if any, required pursuant to Section 8.5b. hereof and the General Partners (or in the event of a General Partner’s bankruptcy, dissolution, retirement, withdrawal, death or insanity as provided in Section 21.1 hereof and if there is no remaining General Partner, any other person or entity selected by the Limited Partners) shall take account of the Partnership assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds there-from, to the extent sufficient therefor, shall be applied and distributed in the following order:

a. To the payment of debts and liabilities of the Partnership to creditors in the order of priority provided by law (other than any loans or advances that may have been made by any of the Partners to the Partnership) and the expenses of liquidation.

b. To the establishment of any reserves which the General Partners may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partners arising out of or in connection with the Partnership. Such reserves shall be paid to a trust to be held for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period as the General Partners shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided by this Section 22.1.

c. to the repayment of any loans or advances that may have been made by any of the Partners to the Partnership, but if the amount available for such repayment shall be insufficient, then pro rata on account thereof.

d. To pay the amount of each Partner’s capital account as then constituted.

22.2 Time of Liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to minimize the losses attendant upon a liquidation.

22.3 Liquidation Statement. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partners, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon the General Partners’ complying with the foregoing distribution plan (including payment over to the trust provided for by Section 22.1 hereof if there are sufficient funds therefor), the Limited Partners shall cease to be such, and the General Partners, as the sole remaining Partners of the Partnership, shall execute, acknowledge and cause to be filed a certificate of cancellation of the Partnership pursuant to Section 15623 of the Code. The signature of any of the General Partners shall be sufficient for such certificate.

22.4 No Liability for Return of Capital, The General Partners have no liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partners if the General Partners, in good faith, determine that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partners. Subject to the foregoing and to Section 8.5b hereof, the General Partners shall not be personally liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any such return shall be made solely from Partnership assets.

22.5 No Right of Partition. The Assignees and Partners shall have no right to receive Partnership property in kind, nor shall any such Assignees or Partners have the right to partition the Partnership property, whether or not upon dissolution and termination of the Partnership.

XXIII

CERTIFICATION OF UNITS

23.1 Form of Unit Certificates. In the event the General Partners deem it necessary or appropriate for the Units of the Partnership to be evidenced by a physical instrument, they may adopt a form of Unit Certificate to represent the Units. Each Unit Certificate shall be signed in the name of the Partnership by each of the General Partners and shall certify the number of Units owned by the Limited Partner. Any or all of the signatures on a Unit Certificate may be facsimile. There shall also appear conspicuously on the Unit Certificates (i) a statement to the effect that the Units are subject to restrictions upon transfer; (ii) a reference to the existence and holders of any liens on the Units in respect of Note Capital Contributions relating to the Units; and (iii) any required federal or state securities legends. The Units shall be issued only in registered form.

23.2 Issuance of Unit Certificates. If a form of Unit Certificate has been adopted by the General Partners, each Limited Partner shall be entitled to be issued a Unit Certificate certifying the number of Units owned by the Limited Partner. The Unit Certificates shall be deemed issued when signed by the General Partners on behalf of the Partnership and delivered to the Limited Partners or their designees or to the General Partners as their authorized agent. The Unit Certificate of each Limited Partner shall be held in the possession of the General Partners on behalf of the Partnership or by its agent, as secured party, until such time as the Note Capital Contribution of the Limited Partner shall have been paid in full. If the General Partners elect to adopt Unit Certificates, Limited Partners may transfer their Units only by endorsing and delivering to assignees the Unit Certificate relating to their Units, subject to the additional requirements of Section 17 hereof. If the endorsement is on a separate document, Limited Partners must deliver to assignees both the document and the Unit Certificates relating to their Units.

23.3 Lost, Stolen or Destroyed Unit Certificates. The Partnership may issue a new Unit Certificate in place of any previously issued Unit Certificate alleged to have been lost, stolen or destroyed, and the General Partners may require the Limited Partner owning the lost, stolen or destroyed Unit Certificate (or the Limited Partner’s legal representative) to give the Partnership a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any Unit Certificate or the issuance of such new certificate.

23.4 Surrender and Cancellation of Unit Certificates. When this Agreement is amended in any way affecting the statements contained in any Unit Certificate representing outstanding Units, or it otherwise becomes desirable for any reason, in the discretion of the General Partners, to cancel any outstanding Unit Certificate and to issue a new Unit Certificate therefore conforming to the rights of the Limited Partner holding the Unit Certificate, the General Partners may order any Limited Partners holding an outstanding Unit Certificate to surrender and exchange them within a reasonable time to be fixed by the General Partners. The order may provide that a Limited Partner holding any Unit Certificates so ordered to be surrendered is not entitled to vote or to receive cash distributions or exercise any of the other rights of a Limited Partner until the Limited Partner has complied with the order, but such order shall operate to suspend such rights only after notice and until compliance. The duty of a Limited Partner to surrender any outstanding Unit Certificate shall also be enforceable by civil action.

XXIV

GENERAL PROVISIONS

24.1 Notices. Except as otherwise provided herein, any notice, payment, distribution or other communication which shall be required to be given to any Limited Partner in connection with the business of the Partnership shall be duly given if in writing and delivered personally to the person to whom it is authorized to be given at the time of such delivery, or if sent by first class mail or telegraph, to the last address furnished by such Limited Partner for such purpose as of the time of such mailing; and if to a General Partner or the Partnership, shall be given when actually received at the principal office of the Partnership, or at such other address as such General Partner may hereafter specify.

24.2 Survival of Rights. This Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors and assigns.

24.3 Amendment. This Agreement may be amended, modified and changed by a Majority Vote, except as otherwise limited herein. If required by Section 15622(b) of the Code, the General Partners shall (and in all other cases may), within 30 days of the effective date of such amendment, execute, acknowledge and file an amendment to the Partnership’s Certificate of Limited Partnership. The signature of any one of the General Partners shall be sufficient for the purpose of filing any amendment to the Partnership’s Certificate of Limited Partnership.

24.4 Headings. The captions of the articles and sections of this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

24.5 Agreement in Counterparts. this Agreement, or any amendment thereto, may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one (1) agreement, by each of the Partners hereto on the dates respectively indicated in the acknowledgments of said Partners, notwithstanding that all of the Partners are not signatories to the original or the same counterpart, to be effective as of the day and year first above written.

24.6 Governing Law. This Agreement shall be governed and construed according to the laws of the State of California.

24.7 Time. Time is of the essence in this Agreement.

24.8 Additional Documents. Each Partner, upon the request of the others, agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

24.9 Validity. Should any portion of this Agreement be declared invalid and unenforceable, then such portion shall be deemed to be severable from this Agreement and shall not affect the remainder hereof.

24.10 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

24.11 Schedules. Schedule A hereto, setting forth names and addresses and numbers of Units owned by the respective Limited Partners, is hereby incorporated herein by reference. A

IN WITNESS WHEREOF, the undersigned hereby execute this Amended and Restated Agreement of Limited Partnership as of the date indicated above.

GENERAL PARTNERS:

/s/ B. Wayne Hughes
B. WAYNE HUGHES

PS MARINA INVESTORS, INC.

By:	/s/ W. Robert Kohorst
W. Robert Kohorst
Vice President

LIMITED PARTNERS:

PS MARINA INVESTORS, INC. (Original Limited Partner)

By:	/s/ W. Robert Kohorst
W. Robert Kohorst
Vice President

All Limited Partners listed in Schedule A attached hereto, by PS Marina Investors, Inc., their Attorney-in-Fact

By:	/s/ W. Robert Kohorst
W. Robert Kohorst
Vice President